CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is to be effective as of the 1st day of November 2009, by and between Titan Energy Worldwide, Inc. ("Company"), with offices located in New Hudson, MI and Strategic Capital, LLC ("Consultant").

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as follows:

1. **APPOINTMENT OF STRATEGIC CAPITAL.** Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a Business Development and Marketing Consultant.

2. **SERVICES.** During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning business development and marketing resources, consulting, strategic planning, and shall review and advise the Company regarding its and his overall progress, needs, and condition.

3. **TERM.** The term ("Term") of this Consulting Agreement shall be for a period of three (3) months commencing on November 1, 2009.

4. **COMPENSATION.** $5,000.00 per month beginning November 1, 2009.

5. **CONFIDENTIALITY.** Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

6. **INDEMNIFICATION.** Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder.

7. **INDEPENDENT CONTRACTOR.** Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

8. **MISCELLANEOUS.** This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of Minnesota without reference to the conflict of law principles thereof. In the event of any dispute as to

the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.

All Parties signing below do so with full authority:

Party Receiving Services:

Titan Energy Worldwide, Inc.

Jeffrey Flannery/CEO

Party Providing Services:

Strategic Consulting, LLC